Exhibit 10.46

                              GUARANTY AGREEMENT
                              ------------------

                THIS GUARANTY AGREEMENT, made and entered into as of October __, 1996 (this "Guaranty"), by WELLSFORD RESIDENTIAL PROPERTY TRUST, a Maryland real estate investment trust (the "Guarantor"), for the benefit of AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, as trustee (the "Trustee") under that certain Indenture of Trust, dated as of October 1, 1996 (the "Indenture") between the Trustee and the City of Englewood, Colorado (the "City").

                             W I T N E S S E T H:

                WHEREAS, the City previously issued and sold its Variable Rate Demand Multifamily Rental Housing Revenue Bonds (The Marks Apartments) 1985 Series A, in the aggregate principal amount of $12,200,000 (the "Prior Bonds"), in order to provide financing to HG Venture, a Texas limited partnership, which subsequently assigned its interest in the Project (as defined herein) to Wellsford Marks West Corp., a Colorado corporation (the "Developer"), for the acquisition, construction and installation of a multifamily rental housing project (the "Project") located within the City;

                WHEREAS, the Developer has requested that the City refund the Prior Bonds;

                WHEREAS, the City intends to issue its City of Englewood, Colorado, Multifamily Housing Revenue Refunding Bonds (Marks Apartments Project) Series 1996 in the aggregate principal amount of $11,200,000 (the "Bonds") under and pursuant to the Indenture, in order to refund the Prior Bonds and to refinance the existing loan to the Developer for the Project;

                WHEREAS, the Developer and the City are entering into a Loan Agreement (the "Loan Agreement") of even date herewith pursuant to which the City will loan to the Developer the proceeds of the Bonds (the "Loan");

                WHEREAS, the Developer has requested that the Guarantor guarantee the payment obligations of the Developer under the Loan Agreement;

                WHEREAS, the Guarantor is willing to enter into this Guaranty in order to induce the City to issue the Bonds and to enhance the marketability of the Bonds and thereby achieve interest cost and other savings to the Developer and as an inducement to the purchase of the Bonds by all who shall at anytime become owners of the Bonds; and

                WHEREAS, the rights, title and interest of the City in the Loan, the Loan Agreement (other than as specifically therein provided) and this Guaranty have been assigned by the City to the Trustee pursuant to the Indenture;

                WHEREAS, the Guarantor, the sole shareholder of the Developer, will derive substantial benefit from the making of the Loan to the Developer.

                NOW, THEREFORE, in consideration of the premises and in order to enhance the marketability of the Bonds and thereby achieve interest cost and other savings to the Developer and as an inducement to the purchase of the Bonds by all who shall at any time become owners of the Bonds and for other good and valuable consideration, the Guarantor does hereby, subject to the terms hereof, covenant and agree with the City as follows:


                                   ARTICLE I

                            COVENANT AND AGREEMENTS

                Section 1.1 The Guarantor hereby unconditionally guarantees to the Trustee, its successors and assigns, for the benefit of the registered owners of the Bonds from time to time and the City, to satisfy the Developer's payment obligations under the Loan Agreement (whether regularly scheduled, by acceleration, prepayment or otherwise, including Developer's payment obligations under 6.01 of the Loan Agreement) prior to the Termination Time (as hereinafter defined).

                Section 1.2 The obligations of the Guarantor under this Guaranty shall be absolute, irrevocable and unconditional and, subject to
Section 1.7 below, shall remain in full force and effect until the earliest of (such earliest time being the "Termination Time"):

               (a) the date by which all of the payment obligations of Developer due under the Loan Agreement (whether regularly scheduled, upon acceleration, prepayment or otherwise) have been satisfied, or

               (b) the time at which any Alternate Security (as defined in the Loan Agreement) is substituted for this Guaranty (in accordance with the terms and provision of the Loan Agreement and the Indenture).

          Section 1.3 In the event the Developer fails to make any payment due under the Loan Agreement, the Trustee or its successors or assigns shall provide telephonic or telegraphic notice to the Guarantor of the Developer's failure to make such payment by the close of business on the date such payment was due; provided, however, that in no event shall the failure to provide such notice to the Guarantor at such time constitute a waiver by the Trustee of its right to demand such payment under this Guaranty so long as such demand is made prior to the Termination Date. The Trustee shall not be required to proceed against or to exhaust any other remedies which it may have against the Developer, and, without resorting to any other security held by it, the Trustee may make demand under this Guaranty and be entitled to payment hereunder. If such notice is telephonic, the Trustee or its successors or assigns shall also give written notice to the Guarantor at Wellsford Residential Property Trust, 610 Fifth Avenue, 7th Floor, New York, New York, 10020, Attention: President, with a copy to Robinson Silverman Pearce Aronsohn & Berman LLP, 1290 Avenue of the Americas, New York, New York 10104, Attention: Steven G. Scheinfeld (or such other addresses of which the Guarantor has previously notified the Trustee in writing), not later than one business day thereafter. The Guarantor shall make any payment required hereunder as directed by the Trustee, in immediately available funds (i) in the case of the payment of principal of, premium, if any, and interest on the Bonds, not later than 2:00 p.m., New York time, on the date by which such moneys are required to be applied to make payment of the principal of, premium, if any, and interest on the Bonds under the Indenture and (ii) in the case of any other payment obligation, on the third business day after the Guarantor receives notice from the Trustee.

          Section 1.4 This Guaranty is entered into by the Guarantor for the benefit of the Trustee and the City and their successors and assigns, all of whom shall be entitled to enforce performance and observance of this Guaranty to the same extent as if they were parties signatory hereto.

          Section 1.5 Until the Termination Time, the Guarantor covenants that it will maintain its legal existence and will not voluntarily dissolve or otherwise voluntarily dispose of all or substantially all of its assets; except, however, that the Guarantor may consolidate with or merge into a corporation or other entity or sell or transfer all or substantially all of its assets and thereafter dissolve, provided that the following conditions are met:

               (a) the successor corporation or other entity ("Successor Entity") formed by or resulting from such consolidation, transfer or merger shall be a corporation or other entity organized under the laws of any state of the United States;

               (b) the Successor Entity is financially capable of fulfilling, and shall expressly assume in a written agreement (the "Assumption Agreement"), the full and faithful performance of the Guarantor's duties and obligations hereunder to the same extent as if such Successor Entity had been the original Guarantor under this Guaranty;

               (c) immediately after such consolidation, transfer or merger, the Guarantor, or such Successor Entity, shall not be in default in the performance or observance of any duties, obligations or covenants of the Guarantor under this Guaranty or under any other agreement, court order or regulation which may be applicable to it as confirmed by a certificate of authorized officers of the Successor Entity in form and substance reasonably satisfactory to the City and the Trustee;

               (d) the City and the Trustee shall have received an opinion of counsel of recognized standing on the subject of municipal bonds reasonably satisfactory in form and substance to the City and the Trustee that the exclusion from gross income of interest on the Bonds for Federal income tax purposes will not be adversely affected by such merger, transfer or consolidation;

               (e) the City and the Trustee shall have received an opinion of counsel for such Successor Entity in form reasonably satisfactory to the City and the Trustee as to enforceability of the Guaranty against such Successor Entity; and

               (f) there shall not directly result from such consolidation, transfer or merger, a reduction in the rating of the Bonds to a rating by "S&P" (as defined in the Indenture) of below that of "BBB".

          Section 1.6 In the event that the Guarantor is required to fund this Guaranty, the Guarantor shall be subrogated to all rights of the Trustee in, to and under the Loan Agreement, and the Trustee, by its acceptance of this Guaranty, agree to such subrogation.

          Section 1.7 In the event that any payment made by or on behalf of the Developer under the Loan Agreement prior to the Termination Time (whether regularly scheduled, by acceleration, prepayment or otherwise) shall be deemed to be a preference under Title 11 of the United States Code, as amended as from time to time, or any other similar state insolvency statute, and as a result thereof any payment of principal, premium, if any, or interest on the Bonds is required by an unappealable order of a court of competent jurisdiction to be refunded by an owner of a Bond to the trustee in bankruptcy or other representative of the estate of the owner, the Guarantor shall pay on behalf of such owner the amount so required to be refunded; provided, however, that the foregoing shall apply only with respect to payments made by or on behalf of the Developer to satisfy the Developer's payment obligations under the Loan Agreement (whether regularly scheduled, by acceleration, prepayment or otherwise) which become due prior to the Termination Time.

          Section 1.8 Until the Termination Time, the Guarantor is and will remain qualified to do business in the State of Colorado until the Termination Date.

          Section 1.9 The Guarantor has reviewed and acknowledges the terms of the Loan Agreement.

          Section 1.10 Until the Termination Time, the Guarantor covenants that it will notify the Trustee in the event that it is in violation of Section 1004(a) or 1004(b) of the Indenture, dated as of August 21, 1995, between the Guarantor and United States Trust Company of New York, as in effect on the date of this Guaranty.

          Section 1.11 In the event that any action or proceeding is brought against the City, the Trustee or any of their officers, employees or agents (each an "Indemnified Party") with respect to which any Indemnified Party is entitled to indemnification under Section 6.01 of the Loan Agreement, and the Developer fails to make any payment thereunder, the Guarantor, upon written notice from the Indemnified Party to Wellsford Residential Property Trust, 610 Fifth Avenue, 7th Floor, New York, New York, 10020, Attention: President, with a copy to Robinson Silverman Pearce Aronsohn & Berman LLP, 1290 Avenue of the Americas, New York, New York 10104, Attention: Steven G. Scheinfeld (or such other addresses of which the Guarantor has previously notified the Trustee in writing), shall assume such payment obligation of the Developer under such
Section 6.01.


                                  ARTICLE II

                         REPRESENTATION AND WARRANTIES

          Section 2.1 The Guarantor hereby represents and warrants to the Trustee and the City as follows:

               (a) The Guarantor has been duly organized and is validly existing as a trust in good standing under the laws of the State of Maryland with full power and authority to own its properties and conduct its business as the same is now being conducted. The Guarantor is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions (domestic and foreign), including the State of Colorado, where such qualification is required if the failure so to qualify would have material adverse effect upon the business or properties of the Guarantor.

               (b) The Guarantor has full right, power and authority to enter into and perform this Guaranty.

               (c) The execution, delivery and performance by the Guarantor of this Guaranty has been duly authorized by all required trust action on the part of the Guarantor.

               (d) This Guaranty has been duly authorized, executed and delivered by the Guarantor and is the legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms, except as limited by bankruptcy, moratorium, reorganization and other laws relating to or affecting enforcement of creditors' rights generally and by general principles of equity.

               (e) The execution, delivery and performance by the Guarantor of this Guaranty does not and will not (i) conflict with the Amended and Restated Declaration of Trust or the Amended and Restated Bylaws of the Guarantor or (ii) constitute a material breach of, or material default under, (A) any commitment, agreement or other instrument to which the Guarantor is a party or by which the Guarantor is bound,
          (B) to Guarantor's actual knowledge, any existing law, rule, regulation or ordinance or (C) any judgment, order or decree to which the Guarantor is subject.


                                  ARTICLE III

                                 MISCELLANEOUS

          Section 4.1 The obligation of the Guarantor hereunder shall arise absolutely, unconditionally and irrevocably when the Bonds shall have been issued, sold and delivered by the City. Subsequent thereto this Guaranty may not be amended, changed, modified, altered, or terminated except with the written consent of the Guarantor, the City and the Trustee in accordance with the Indenture.

          Section 4.2 This Guaranty constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof.

          Section 4.3 The invalidity or unenforceability of any one or more phrases, sentences, clauses or Sections in this Guaranty shall not affect the validity or enforceability of the remaining portions of this Guaranty, or any part thereof.

          Section 4.4 This Guaranty shall be governed by the substantive laws of the State of New York.


          IN WITNESS WHEREOF, the Guarantor has executed this Guaranty as of the date first above written.


                         WELLSFORD RESIDENTIAL PROPERTY TRUST




                         /s/ Gregory F. Hughes
                         --------------------------
                         By:
                         Title: CFO


(SEAL)

Attest:


__________________________

Title:____________________